                                                                    Exhibit 99.1

              [Letterhead of Colorado Office of the State Engineer]



                                December 23, 2004

Kenneth N. Zaring
Western Water Company
2198 North State Highway 83,
Suite 8
Franktown, CO  80116

Patrick F. Mulhern, P.E.
Cottonwood Water & Sanitation District
2 Inverness Drive East
Suite 200
Englewood, CO  80112

      RE: COTTONWOOD WATER AND SANITATION DISTRICT AND WESTERN WATER COMPANY SECTIONS 4, 5 AND 9, T6S, R66W, 6TH P.M.
            WATER DIVISION 1, WATER DISTRICT 8

Dear Mr. Zaring and Mr. Mulhern:

      We have reviewed your September 22, 2004 request for approval of the above referenced Substitute Water Supply Plan ("SWSP") for Cottonwood Water and Sanitation District ("Cottonwood") and Western Water Company ("Western"), pursuant to C.R.S. 37-92-308(5). Notice of the request for approval of a substitute water supply plan was sent on September 22, 2004 to all parties on the SWSP notification list. The State Engineer's Office ("SEO") has received comments from Parker Water and Sanitation District and AscentPointe Development, LLC. Those comments were considered during the evaluation of this request. We have received the $300 filing fee (receipt no. 530069).

      As stated above, this request is submitted pursuant to C.R.S. 37-92-308(5). In the request you have indicated that your intent is to file an application to the Water Court for approval of a plan for augmentation with provisions similar to this request prior to the expiration of the SWSP approval. Therefore, any subsequent requests for a renewal SWSP will be filed pursuant to C.R.S. 37-92-308(4).

OPERATION OF PLAN AS PROPOSED

      The plan you submitted proposes to replace out-of-priority depletions to Cherry Creek that result from pumping of Cottonwood Water and Sanitation District's, Diamond over D wells 1 through 7 ("Cottonwood Wells"). The Cottonwood Wells are located in Sections 4, 5 and 9, Township 6 South, Range 66 West, 6th P.M., Douglas County, and are further described in Division 1 Water Court Case no. 81CW142.

Kenneth N. Zaring and Patrick F. Mulhern, P.E.
December 16, 2004
Page 2

      The Cottonwood Wells were originally decreed for irrigation use on November 10, 1969 in Case No. 3746. The Cottonwood Wells were changed to year-round municipal use under the change of water rights and plan for augmentation, decreed in Division 1 Water Court Case No. 81CW142.

      According to your proposed plan, the Cottonwood Wells will pump up to 200 acre-feet of water annually under your plan. Cottonwood has entered into a Water Sale Agreement with Western for the delivery, via Cherry Creek and its alluvium, of up to 200 acre-feet of nontributary groundwater. The nontributary water produced through Western's wells1 will be released directly to Cherry Creek to replace out-of-priority depletions that accrue to Cherry Creek as a result of operation of the Cottonwood Wells under the proposed plan. Depletions from such pumping will be lagged to the stream system based on the lagging factors specified in attached Exhibit H.

      Applicants propose to make replacements from nontributary sources for 100% of the out-of-priority depletions from the Cottonwood Wells and then take offsetting credit for consumable Lawn Irrigation Return Flows ("LIRFs") and Indoor Use Return Flows ("IURFs") resulting from water diverted through the Cottonwood Wells, pursuant to the proposed plan. Such return flows would be used exclusively to offset lagged out-of-priority depletions from the Cottonwood Wells during periods when Cherry Creek exhibits a dry spot in the Delivery Reach. The timing and quantity of return flows from LIRFs and IURFs, that can be attributed to out-of-priority depletions through the Cottonwood Wells would be calculated in accordance with the terms and conditions specified in Cottonwood's decree granted in Case No. 81CW142. According to the Water Sale Agreement between Cottonwood and Western, all right of re-use or successive uses of water which results from pumping of the Cottonwoods Wells, under this plan, are reserved to Western.

      As noted in the Application, during certain times of the year there are dry areas in the Creek bed within the so-called Delivery Reach (the reach between where the upstream point where nontributary replacement water is released to Cherry Creek and the downstream location where out-of-priority depletions accrue to Cherry Creek from pumping of the Cottonwood Wells). The plan proposes to maintain the Cherry Creek alluvial aquifer/stream system in "mass balance" at all times (that is, with nontributary replacement water, net of relinquishment and transit losses, fully offsetting on a contemporaneous basis the out-of-priority depletions from the Cottonwood Wells). Based on such contemporaneous replacement, the plan would operate during times when there is a live stream in the Delivery Reach and when there are dry spots in the Delivery Reach. Applicants have proposed a system of accounting for

      1 The nontributary ground water made available to Cottonwood by Western will be produced by the Franktown Lda-1 Well completed in the nontributary Lower Dawson aquifer and the McLain A-1 Well completed in the nontributary Arapahoe aquifer. The Franktown Lda-1 is permitted under well no. 59470-F and is constructed in the SE1/4 of the SW1/4, Section 22, Township 7 South, Range 66 West, 6th P.M. The McLain A-1 well is permitted under well no. 58986-F and is constructed in the SE1/4 of the SE1/4, Section 3, Township 8 South, Range 66 West, 6th P.M. The Franktown Lda-1 Well is located 12.0 miles upstream of the Cottonwood Wells and the McLain A-1 Well is located 16.5 miles upstream of the Cottonwood Wells. Transit losses of 6.0 percent and 8.3 percent respectively will be accounted for on all water released from the Franktown Lda-1 Well and the McLain A-1 well, based on a loss of 0.5% per mile.

Kenneth N. Zaring and Patrick F. Mulhern, P.E.
December 16, 2004
Page 3

replacements/depletions under both live stream and dry spot conditions and have proposed an overall limit on the amount of out-of-priority depletions during the persistence of dry spots in the Delivery Reach.

OPERATION OF PLAN AS APPROVED

      The SEO does not accept those aspects of the proposed plan that support the Applicants' assertion that the plan can be operated without causing injury during periods when there are dry spots in the Delivery Reach. Therefore, this plan is approved for operation only during periods when Cherry Creek is a live stream through the entire Delivery Reach. The request for approval to operate the plan during dry stream conditions in the Delivery Reach is denied. During periods when there are dry spots in the Delivery Reach, out-of-priority depletions from the Cottonwood Wells must be replaced under the SWSP or court approved augmentation plan approved for the Upper Cherry Creek Water Association.

      Return flows in the form of LIRFs and IURFs that result from pumping the Cottonwood Wells pursuant to this plan will be applied only to offset the lagged depletions from the Cottonwood Wells. The reduced or net out-of-priority depletions from production of the Cottonwood Wells are the depletions that must be replaced by deliveries of nontributary water. All of the nontributary water that is discharged to Cherry Creek will be consumed through the relinquishment requirement, transit losses, or replacement of net out-of-priority depletions under the plan as hereby approved. Therefore, there will be no nontributary ground water available for reuse.

CONDITIONS OF APPROVAL

      This substitute water supply plan is hereby approved pursuant to Section 37-92-308(5), C.R.S., subject to the following conditions. Where these conditions of approval are more restrictive than the plan's operation in the OPERATION OF PLAN AS PROPOSED section, the conditions of approval shall control:

      1. This substitute water supply plan is approved with an effective date of December 23, 2004, and shall be valid through July 31, 2005, the end of the delivery period under the Water Sale Agreement, unless otherwise revoked, modified, or superceded by decree. This plan shall be extended through December 23, 2005, if the Applicants submit an extension of the Water Sale Agreement valid through at least December 23, 2005 to the SEO by July 31, 2005. Should an additional plan be requested, the provisions of CRS 37-92-308 shall apply. The statutory fee of $300 will be required pursuant to 37-92-308(8). Any request for an additional plan must be submitted to this office no later than April 31, 2005 or September 16, 2005, if extended.

      2. The annual amount of water to be withdrawn from the Cottonwood Wells pursuant to this plan shall not exceed 200 acre-feet.

      3. This plan may only be operated when there is a live stream through the entire Delivery Reach of Cherry Creek. Any out-of-priority depletions from the Cottonwood Wells which accrue to the stream system during periods when a dry spot exists in the Delivery Reach shall be replaced pursuant to the SWSP or court approved augmentation plan approved for the Upper Cherry Creek Water Association.

      4. The timing and quantity of return flows from LIRFs and IURFs, resulting from pumping of the Cottonwood Wells, pursuant to this SWSP, must be calculated in

Kenneth N. Zaring and Patrick F. Mulhern, P.E.
December 16, 2004
Page 4

            accordance with the terms and conditions specified in Cottonwood's decree granted in Case No. 81CW142. Return flows from LIRF's and IURFs, which result from operations under this plan, may only be used to offset lagged, out-of-priority depletions from the Cottonwood Wells resulting from water pumped in accordance with this plan.

      5. Pumping will be limited to the Cottonwood Wells, decreed in case nos. 3746 and 81CW142. Additional wells may be included in this SWSP only if an amendment to the approved SWSP is submitted with the required $300 fee and approved. Approval of an amendment will be contingent upon the Applicants demonstrating they have sufficient replacement water to cover the additional out-of-priority well depletions. Notice of such a proposed amendment must be sent to all parties on the SWSP notification list.

      6. If pumping of the Cottonwood Wells causes depletions that adversely affect a senior surface water right at a location where this SWSP cannot provide replacement water, the Cottonwood Wells will be subject to curtailment until arrangements are made to provide replacement water at a point which will preclude injury to such senior surface water right. Well owners are responsible for replacing all out-of-priority depletions in time, location, and amount and otherwise preventing injury to other water rights.

      7. The Applicants shall provide accounting (including, but not limited to diversions for each well, total depletions, net out-of-priority depletions, replacement location and quantity, transit loss, nontributary relinquishment requirement, and river calls) as required by the Division Engineer for the operation of this SWSP. Accounting shall be provided to the Division Engineer (Jim Hall, 810 9th Street, Suite 200, Greeley, CO 80631) and the Water Commissioner (Mr. Mark Trivisonno, 1484 Magpie Ct., Golden, CO 80403), on a monthly basis. Accounting and reporting procedures are subject to approval and modification by the Division Engineer. The accounting form shall include the WDID for each well as identified below:

                          WELL NAME                    WDID
                  Diamond over D Well No. 1           8-8162
                  Diamond over D Well No. 2           8-5850
                  Diamond over D Well No. 3           8-5853
                  Diamond over D Well No. 4           8-5854
                  Diamond over D Well No. 5           8-5855
                  Diamond over D Well No. 6           8-5856
                  Diamond over D Well No. 7           8-5857
                     Franktown Lda-1 Well             8-8831
                       McLain A-1 Well                8-9904


      8. The name, address, and phone number of a contact person who will be responsible for the operation and accounting of this SWSP must be provided with the accounting forms to the Division Engineer and Water Commissioner.

Kenneth N. Zaring and Patrick F. Mulhern, P.E.
December 16, 2004
Page 5

      9. All diversions shall be measured in a manner acceptable to the Division Engineer. The Applicants shall install and maintain such measuring devices as required by the Division Engineer for operation of this SWSP.

      10. Approval of this SWSP is for the purposes stated herein. The SEO must give prior approval for any additional uses for which the water may be proposed. The replacement water, which is the subject of this SWSP, cannot be sold or leased to any other entity during the term of this SWSP without prior approval of the Division Engineer.

      11. This SWSP may be revoked or modified at any time should it be determined that injury to other vested water rights has occurred or will occur as a result of the operation of this SWSP.

      12. Should this SWSP expire without renewal or be revoked prior to adjudication of a permanent plan for augmentation, all use of water under this SWSP must cease immediately.

      13. Replacement water shall be made available to cover all out-of-priority depletions in time, location, and amount and otherwise prevent injury to other water rights and shall be made available under the direction and/or approval of the Water Commissioner.

      14. In accordance with C.R.S. Section37-92-308(5)(a)(IV), the State Engineer has determined that the SWSP will prevent injury to other water rights and decreed conditional water rights, including water quality and continuity to meet the requirements of use to which the senior appropriation has been applied, and will not impair compliance with any interstate compacts.

      15. The decision of the State Engineer shall have no precedential or evidentiary force, shall not create any presumptions, shift the burden of proof, or serve as a defense in any pending or prospective water court case or any other legal action that may be initiated concerning the SWSP. This decision shall not bind the state engineer to act in a similar manner in any other applications involving other SWSPs or in any proposed renewal of this SWSP, and shall not imply concurrence with any findings of fact or conclusions of law contained herein, or with the engineering methodologies used by the Applicants. Any appeal of this decision made by the State Engineer concerning the proposed SWSP pursuant to C.R.S. Section37-92-308(5) shall be to the Division 1 water judge within thirty days of the date of this decision.

      Should you have any comments or questions, please contact Dave Nettles, Assistant Division Engineer in Greeley at 970-352-8712 or Joanna Williams in this office.

                              Sincerely,



                              Dick Wolfe, P.E.
                              Chief of Water Supply

Attachment:  Exhibit H

cc:   Dave Nettles, Assistant Division Engineer
      Mark Trivisonno, District 8 Water Commissioner
      Parker Water and Sanitation District
      AscentPointe Development, LLC